UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2017

Avangrid, Inc.

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	001-37660 (Commission File No.)	14-1798693 (IRS Employer Identification No.)

157 Church Street New Haven, Connecticut (Address of principal executive offices)	06506 (Zip Code)

(207) 688-6000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01	Other Events.

On May 24, 2017, Rochester Gas and Electric Corporation (“RG&E”), an indirect wholly-owned subsidiary of Avangrid, Inc., closed a private offering of $300 million in aggregate principal amount of 3.10% First Mortgage Bonds due 2027 (the “Bonds”). The Bonds will mature on June 1, 2027 unless redeemed in accordance with their terms prior to such date. Interest on the Bonds will accrue from May 24, 2017 and will be payable semi-annually in arrears on June 1 and December 1 of each year, beginning December 1, 2017. The Bonds are secured equally and ratably with RG&E’s other mortgage bonds from time to time outstanding by a valid and direct first mortgage on substantially all of RG&E’s property (except accounts receivable and cash), subject to excepted encumbrances, reservations, contracts and certain exceptions.

RG&E intends to use the net proceeds from the offering to pay down notes payable to certain affiliates and for general corporate purposes to the extent permitted under the mortgage.

The Bonds were issued and sold only to qualified institutional buyers in the United States, pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non-“U.S. persons” outside the United States in compliance with Regulation S under the Securities Act. The Bonds have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

This current report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy the Bonds. The Bonds have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Forward Looking Statements

Certain statements in this report may relate to our future business and financial performance and future events or developments involving us and our subsidiaries that are not purely historical and may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “should,” “can,” “expects,” “believes,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” “is confident that” and “seeks” or the negative of such terms or other variations on such terms or comparable terminology. Such forward looking statements include, but are not limited to, statements about our plans, objectives and intentions, outlooks or expectations or other future financial or business performance, strategies or expectations, or the impact of legal or regulatory matters on our business, results of operations or financial condition. Such statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, without limitation, the risks and uncertainties set forth under the section entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Report on Form 10-K for the quarter ended March 31, 2017, which are on file with the Securities and Exchange Commission (SEC) and available on our investor relations website at www.Avangrid.com and on the SEC website at www.sec.gov. Additional information will also be set forth in subsequent filings with the SEC. You should consider these factors carefully in evaluating forward looking statements. Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this presentation whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANGRID, INC.

By:	/s/ Richard J. Nicholas

Name:	Richard J. Nicholas
Title:	Senior Vice President – Chief Financial Officer

Dated: May 24, 2017

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